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                          AMENDMENT TO RESTATED BY-LAWS

                 PAINEWEBBER FINANCIAL SERVICES GROWTH FUND INC.

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

         I, Amy R. Doberman, Vice President and Secretary of Brinson Financial Services Growth Fund Inc. ("Fund"), hereby certify that, at duly convened meetings of the Board of Directors of the Fund held on May 9, 2001 and September 20, 2001, the Directors adopted the following resolutions:

              RESOLVED that the Restated By-Laws dated May 13, 1998 be, and they hereby are amended to change the name of the Fund from "PaineWebber Financial Services Growth Fund Inc. to "Brinson Financial Services Growth Fund Inc.

              The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

              "The name of the Corporation is Brinson Financial Services Growth Fund Inc."

              RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended by adding a new Article III, Section 3.16 to read as follows:

              "Retirement: Each Director who has attained the age of seventy-two
         (72) years shall retire from service as a Director on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Fund."

Dated: October 30, 2001
                                         By:      /s/ Amy R. Doberman
                                               --------------------------------
                                         Name:    Amy R. Doberman
                                         Title:   Vice President and Secretary


New York, New York (ss)

On this 30th day of October, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Corporation and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                    /s/ Evelyn DeSimone
                                              --------------------------------
                                                    Notary Public